UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 25, 2005

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	0-18110	39-0300430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 25, 2005, the Board of Directors (the “Board”) of Gehl Company, acting on the recommendation of the Compensation Committee of the Board, approved modifications to the annual retainer fees for non-employee members of the Board, which are as follows effective January 1, 2005:

•	$20,000 annual retainer fee to each non-employee member of the Board;

•	$5,000 annual retainer fee to the Chairman of the Audit Committee of the Board; and

•	$3,000 annual retainer fee to the Chairman of the Compensation Committee of the Board.

A summary of compensation and benefits for non-employee members of the Board, effective as of January 1, 2005, is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the modifications described above, the Board, acting on the recommendation of the Compensation Committee of the Board, terminated the Company’s Director Stock Grant Plan, as amended, pursuant to which the Company had automatically paid $5,000 of the annual retainer fees payable to non-employee members of the Board in the form of the Company’s Common Stock:

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibit is being filed herewith:

(10.1)	Summary of Gehl Company Non-Employee Directors’ Compensation.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY
Date: March 2, 2005	By:	/s/ Michael J. Mulcahy
Michael J. Mulcahy Vice President, Secretary and General Counsel

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K
Dated February 25, 2005

Exhibit
Number

(10.1)	Summary of Gehl Company Non-Employee Directors’ Compensation.

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